SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 6, 2004

                                  VAXGEN, INC.
             (Exact name of Registrant as Specified in its Charter)

          DELAWARE                      0-26483                 94-3236309
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
       of organization)                                      incorporation or
                                                          Identification Number)

             1000 MARINA BLVD., SUITE 200 BRISBANE, CALIFORNIA 94005
                  (Address of Principal Administrative Offices)

        Registrants Telephone Number, Including Area Code: (650) 624-1000

Item 4.01. Changes in Registrant's Certifying Accountant.

      The Audit Committee of the Board of Directors ("the Audit Committee") of VaxGen, Inc., a Delaware corporation (the "Company"), regularly reviews the performance of and its relationship with the independent auditors of the Company. As part of that review process, the Audit Committee considered KPMG LLP ("KPMG") and two other independent accounting firms to serve as the Company's independent auditors in 2004. At the conclusion of that process, the Committee dismissed KPMG as its independent auditors effective as of April 6, 2004 and approved the selection of PricewaterhouseCoopers LLP ("PWC") as the Company's independent auditors for the year ending December 31, 2004.

      In connection with audits of the two fiscal years ended December 31, 2003, and the subsequent interim period through April 5, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit report of KPMG on the financial statements of the Company as of and for the years ended December 31, 2002 and 2001, dated February 7, 2003, included in the Form 10-K filed with the SEC on March 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

      KPMG's report on the financial statements of the Company as of and for the years ended December 31, 2002 and 2001, contained a separate paragraph stating that "the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

      The audit report of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the completion of its audit of, and the issuance of an unqualified report on, the Company's consolidated financial statements for the fiscal years ended December 31, 2003 and 2002, KPMG identified deficiencies that existed in the design or operation of the Company's internal controls that it considered to be material weaknesses in the effectiveness of the Company's internal controls pursuant to standards established by the American Institute of Certified Public Accountants. A "material weakness" is a reportable condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the consolidated financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. KPMG advised the Audit Committee of the Company's Board of Directors of the following material weaknesses:

            o     Inappropriate revenue recognition for government contracts;

            o Account reconciliations not performed on a timely basis or at all;

            o     Inadequate segregation of duties;

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            o     Insufficient controls over recording of journal entries; and

            o     Lack of adequate depth of accounting knowledge.

      The Audit Committee and Management believe that the areas of weakness described above contributed to errors and misapplications in the Company's financial statements for the fiscal year 2003, for the fiscal year 2002 and for the second, third and fourth fiscal quarters of 2001.

      The effects of the areas of weakness described above upon previously issued financial statements were as follows:

      o     Inappropriate revenue recognition for government contracts

            o No effect upon previously issued financial statements. The deficiencies identified by the auditors principally related to transactions occurring in the fourth fiscal quarter of 2003 and were corrected prior to the issuance of such financial statements.

      o     Account reconciliations not performed on a timely basis or at all

            o     No direct effect upon previously issued financial statements.

      o     Inadequate segregation of duties

            o     No direct effect upon previously issued financial statements.

      o     Insufficient controls over recording of journal entries

            o Management believes that this area of weakness contributed to a transaction in which approximately $600,000 was incorrectly recorded to correct a prior journal entry that had already been corrected. The effect of this error upon financial statements for the third fiscal quarter was corrected by restatement in the Company's Annual Report on Form 10-K for the fiscal year 2003, which was filed on March 30, 2004. The effect of this error upon financial statements for the fourth fiscal quarter of 2003 was corrected prior to the issuance of such financial statements.

            o Management also believes that this area of weakness contributed to the recording of property and equipment costs of $606,000 as operating expenses in the second fiscal quarter of 2003. This error was corrected by restatement in the Company's Report on Form 10-Q/A for the second fiscal quarter of 2003, which was filed on November 19, 2003.

            o Management also believes this area of weakness contributed to the incorrect capitalization of costs in the third quarter of 2003 related to its majority-owned subsidiary, VCI, in the amount of $856,000. This error was corrected by restatement in the Company's Annual Report on Form 10-K for the fiscal year 2003, which was filed on March 30, 2004.

      o     Lack of adequate depth of accounting knowledge

            o Management believes this area of weakness contributed to errors related to the recognition, classification and valuation of warrants and contingent beneficial conversion features related to the Company's Series A Redeemable Convertible Preferred Stock financing, which closed in May 2001. Under the terms of these warrants, warrant holders could demand cash redemption upon the occurrence of certain events outside the control of the Company. As such, the Company reclassified these warrants from equity to a liability. As a result, the financial statements for the fiscal year 2002 and for the second, third and fourth fiscal quarters of 2001 were restated in the Company's Annual Report on Form 10-K/A, filed November 19, 2003. The net loss applicable to common stockholders increased by $1,818,000 for the two-year period ended December 31, 2002 as a result of the restatement. In addition, the financial statements for the first and second fiscal quarters of 2003 were restated in the Company's Reports on Form 10-Q/A, filed November 19, 2003. The net loss applicable to common stockholders decreased by $4,748,000 for the three months ended March 31, 2003, and increased by $2,131,000 for the three months ended June 30, 2003 as a result of the restatements.

      KPMG discussed the areas of weakness described above with the Audit Committee. The Audit Committee is taking an active role in responding to the deficiencies identified by KPMG, including overseeing Management's implementation of the remedial measures described below with the goal of identifying and rectifying past accounting errors and preventing the situations that resulted in the need to restate prior period financial statements from recurring. To this end, Management of the Company is working with the Audit Committee to identify and implement corrective actions where required to improve the effectiveness of the Company's internal controls, including the enhancement of systems and procedures. The Company has implemented the following measures:

            o     Hired an interim Chief Financial Officer, effective March
                  2004;

            o Hired key additional accounting staff; including two individuals hired in November 2003 and two individuals in March 2004;

            o Initiated a comprehensive review of financial controls and procedures to address the issues identified by KPMG and to bring the Company into compliance with the requirements of the Sarbanes-Oxley Act with respect to internal controls and procedures; and

            o Engaged the services of an independent internal controls consultant to document, test and develop current and expanded internal controls and procedures.

      The Audit Committee and Management believe that the measures noted above will address the conditions identified by KPMG as material weaknesses. The Company and the Audit Committee plan to continue to monitor the effectiveness of the Company's internal controls and procedures on an ongoing basis and will take further action, as appropriate.

      The Company did not consult with PWC during the fiscal years ended December 31, 2003 and 2002, or during the subsequent interim period from January 1, 2004 through and including April 6, 2004, on either the application of accounting principles to a specific transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any of the reportable conditions described above. The Company has authorized KPMG to respond fully to any inquiries of PWC concerning the reportable conditions described above.

      The Company has provided a copy of the foregoing disclosure to KPMG and has requested KPMG to furnish an updated letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements made above by the Company. A copy of the letter from KPMG, dated November 10, 2004, is filed as Exhibit 16.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

      (a)   Financial statements of business acquired. Not applicable.

      (b)   Pro forma financial information. Not applicable.

      (c)   Exhibits.

Exhibit No.   Description
-----------   -----------

16.1 Letter, dated as of November 10, 2004, from KPMG LLP, the Registrant's former accountants, to the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VaxGen, Inc.
                                     (Registrant)

Dated:   November 19, 2004
                                     By: /s/  James M. Cunha
                                         -----------------------------
                                         James M. Cunha
                                         Chief Financial Officer